In Conformity with Rule 201.24 of the General Rules of Practice regarding incorporation by reference the following exhibits shall be filed under Sub-Item 77Q1: Custody Agreement, Transfer Agency Agreement, Rule 18f-3 Plan, and the Code of Ethics.